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                                                                     Exhibit 3.1

                       CERTIFICATE OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              LAS VEGAS SANDS, INC.

        Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

        FIRST: The name of the corporation is

                              LAS VEGAS SANDS, INC.

        SECOND: The Board of Directors of the corporation duly adopted the following resolutions on June 3, 2002:

        RESOLVED, that it is advisable in the judgment of the Board of Directors of the corporation that the entire text of the Articles of Incorporation of the corporation be amended and restated to read as follows:

        FIRST: The name of the corporation is

                              LAS VEGAS SANDS, INC.

        SECOND: The location of the principal place of the corporation within the State of Nevada is 3355 Las Vegas Boulevard South, in the City of Las Vegas, County of Clark, State of Nevada, and the Resident Agent in charge thereof is Lionel Sawyer & Collins, located at 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada, 89101.

        THIRD: The purpose for which the corporation is formed and the nature of business proposed to be transacted and carried on by it shall be limited to the following: (i) to construct, hold, own, manage, market and operate a hotel, casino, resort, meeting, convention, retail and entertainment complex known as the Venetian Casino

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Resort (the "Property"), located at 3355 Las Vegas Boulevard, South Las Vegas,
Nevada, (ii) to engage in the casino gaming, hotel, and resort business at the Property and elsewhere and any activity and business incidental, directly related or similar thereto, (iii) to engage in any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, convention, trade show, meeting, recreation, retail sale or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming, hotel and resort business operated by the corporation and (iv) to engage in any other lawful activity.

        FOURTH: The authorized capital of the corporation shall be Three Hundred Thousand and 00/100 Dollars ($300,000.00), consisting of Three Million (3,000,000) shares of stock of the par value of Ten Cents ($.10) per share. Each such share, when issued, shall have one (1) vote.

        The corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the Regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall by affirmative action, validate said issuance or waive any defect in issuance.

        No stock or securities issued by the corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations

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thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

        If the Commission at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own them (a) the corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the corporation entitled to vote, and (c) the corporation shall not pay any remuneration in any form to the holder of the securities.

        FIFTH: The members of the governing board of the corporation shall be styled "Directors."

        Subject to the limitations set forth in this Article Fifth, the number of directors may, at any time or times, be fixed, increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the By-Laws of the corporation or by an amendment to the By-Laws of the corporation duly adopted by either the Board of Directors or the stockholders. At all times, at least one director shall be designated by a stockholder resolution or written consent as the "Stockholder Director." Any director serving as the Stockholder Director shall remain the Stockholder Director until he or she ceases to be a director or is removed as Stockholder Director by a stockholder resolution or written consent. If the vacancy

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occurs due to the death, disability or removal of a Stockholder Director, the
Board of Directors shall call a special meeting of stockholders at the earliest possible date permitted under applicable law to elect a new Stockholder Director.

        In accordance with N.R.S. 78.330(3), in all matters over which the Board of Directors shall have voting power, the directors other than the Stockholder Director shall each have one vote and the Stockholder Director shall have a number of votes equal of the total number of votes held by the other directors plus one. Except as specifically set forth in this Article FIFTH, the rights of the stockholders and directors of the corporation under applicable law shall not be limited or otherwise affected.

        SIXTH: The capital stock of the corporation, after the amount of the subscription price has been paid, shall not be subject to assessment to pay the debts of the corporation, and no stock issued as fully paid shall be assessable or assessed, nor shall the private property of the stockholders, directors or officers of this corporation be subject to the payment of any corporate debts to any extent whatsoever.

        SEVENTH: The corporation shall have perpetual existence.

        EIGHTH: Every person who was or is a party, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including

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attorneys' fees, judgments, fines and amounts paid or incurred in connection therewith). Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

        The personal liability of a director or officer of the corporation or its stockholders shall be limited to the full extent provided by Nevada law for damages for breach of fiduciary duty as an officer or director. This provision shall not eliminate the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud, a knowing violation of the law, or the payment of dividends in violation of N.R.S. 78.300.

        Expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of and undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. This does not affect the rights to advancement of expenses which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        Without limiting the application of the foregoing, the Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all

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times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

        NINTH: Unless otherwise determined by the Board of Directors, no holder of stock of the corporation shall be entitled, as a matter of right, to purchase or subscribe for any stock of any class which the corporation may issue or sell, whether or not exchangeable for any stock of the corporation of unissued shares authorized by the Articles of Incorporation of the corporation as originally filed or by any amendment thereof, or out of shares of stock of the corporation acquired by it after the issue thereof, and whether issued for cash, labor performed, personal property, real property, or leases thereof, nor shall such person be entitled to any right of subscription to any thereof; nor, unless otherwise determined by the Board of Directors, shall any holder of any shares be entitled to such, as a matter of right, to purchase or subscribe for any obligation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of its capital stock of any class or classes.

        FURTHER RESOLVED, that a special meeting of stockholders be and it is hereby called and that notice be given in the manner prescribed by the Bylaws of the corporation and by Nevada Revised Statutes, Title 7, Chapter 78, unless such stockholders shall waive the notice of meeting in writing or unless all of said

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stockholders shall dispense with the holding of a meeting and shall take action upon the proposed amended and restated Articles of Incorporation (the "Amended and Restated Articles") by a consent in writing signed by them; and

        FURTHER RESOLVED, that, in the event that the stockholders shall adopt the Amended and Restated Articles by a vote in favor thereof by at least a majority of the voting power or by a written consent in favor thereof signed by all of them without a meeting, the corporation is hereby authorized to prepare and execute by its President or a Vice President and by its Secretary or an Assistant Secretary a certificate setting forth the Amended and Restated Articles and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

        THIRD: The total number of outstanding shares having voting power of the corporation is 50,001, and the total number of votes entitled to be cast by the holders of all such outstanding shares is 50,001.

        FOURTH: The holders of all of the outstanding shares having voting power dispensed with the holding of a meeting of stockholders and adopted the amendments and restatement herein certified by a consent in writing signed by all of them.

        FURTHER RESOLVED, that the effective date of the Amended and Restated Articles of Incorporation herein shall be June 4, 2002.

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Signed on June 3, 2002.

                                              Las Vegas Sands, Inc.


                                              By: /s/ William P. Weidner
                                                 -------------------------------
                                                  Name: William P. Weidner
                                                  Title: President


                                              By: /s/ David Friedman
                                                 -------------------------------
                                                  Name: David Friedman
                                                  Title: Secretary

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